UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2012

ADVANCED MEDICAL ISOTOPE CORPORATION

(Name of registrant as specified in its charter)

Delaware	000-53497	80-0138937
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6208 W. Okanogan Ave. Kennewick, WA 99336		99336
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (509) 736-4000

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Although not obligated to do so, the Company hereby incorporates by reference the section entitled “Convertible Note and Stock Issuances” under item 3.02 below, in order to update the disclosure in its most recent periodic report regarding the incurrence of direct financial obligations.

Item 3.02  Unregistered Sales of Equity Securities.

Convertible Note and Stock Issuances. On May 18, 2012, in exchange for $55,000, the Company issued to an investor who is a director and principal stockholder of the Company a convertible note in the principal amount of $55,000 and 22,000 shares of common stock as a loan origination fee. The note bears interest at 10% per annum.  The principal and interest are due and payable in full on the maturity date of  May 18, 2013.  At the option of the holder, the principal and interest are convertible into common stock at $0.09 per share.

On May 31, 2012, in exchange for $70,000, the Company issued to the same investor a convertible note in the principal amount of $70,000 and 28,000 shares of common stock as a loan origination fee. The note bears interest at 10% per annum.  The principal and interest are due and payable in full on the maturity date of  May 31, 2013.  At the option of the holder, the principal and interest are convertible into common stock at $0.10 per share.

Sale of Units.  On May 17, 2012, in exchange for $50,000, the Company sold to one accredited investor 500,000 units for $0.10 per unit.  Each unit consists of one share of common stock and a warrant to purchase .75 of one share of common stock at an exercise price of $0.25 per share, exercisable for a period of 3 years.  The Company is obligated to issue to the placement agent a warrant for common shares equal to 10% of the securities issued to this investor.  That warrant will have an exercise price of $0.10 per share and will be exercisable for a period of one year, or if the volume weighted average price of the common stock is less than $0.25 per share at the scheduled expiration of the warrant, the term of the warrant will be extended by another year  until such later anniversary of its issuance when the stock price as so determined exceeds $0.25 per share, but not later than 5 years from the date of  issuance.

Consultant Warrants.  On June 4, 2012, the Company entered into two consulting agreements pursuant to which, in exchange for consulting services, the Company is obligated to issue to each consultant (i) a three-year warrant to purchase 600,000 shares of common stock at an exercise price of $0.09 per share; and (ii) a three-year warrant to purchase 1,000,000 shares of common stock at an exercise price of $0.25 per share.  Each of the consultants has represented that it is an accredited investor.

The Company is making the disclosures under this item 3.02 in the event that the June 4, 2012 agreements as to consultant warrants described above, together with the other equity securities described under this item, were deemed to exceed the 5% threshold for disclosure set forth in item 3.02(b) of Form 8-K.

As to the foregoing transactions, the Company relied upon the exemption from registration set forth in section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, based upon the private nature and the limitations of the transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL ISOTOPE CORPORATION

Date: June 8, 2012	By:	/s/ James C. Katzaroff
	Name:	James C. Katzaroff
	Title:	Chairman and Chief Executive Officer